Allocation Options for Variable Universal Life Survivor
Minnesota Life Insurance Company - a Securian Financial company Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098

Instructions

In Force Business Only

This form is to be completed by the policyowner or the licensed financial professional.

•	Account Allocations – Section A
-	Complete Section A for net premium % (required).

-	Complete Section A for monthly charges (optional).
•	Select one of the monthly charge allocations boxes.

-	Information on monthly charge allocations:
•	If monthly charge allocations are not requested, charges will be taken as defined in the contract.
•	If the policy date is one month or more prior to the date the initial premium is applied, then monthly charge will be assessed as defined in the contract until the date the premium is applied.

-	Complete Section A for loan allocations (optional for fixed interest rate loans only).
•	You must submit a Policy Service Request form to request a loan.
•	Fixed interest rate loans: You may choose the allocations.
•	Variable interest rate loans: Specific loan allocations are not available.

•	Dollar Cost Averaging (DCA) – Section B
-	Complete Section B for dollar cost averaging.
•	Select one of the dollar cost averaging boxes.

-	Information on how DCA works:
•	If you request a dollar cost averaging (DCA) arrangement for premium on the policy, that net premium will be deposited in the Guaranteed Interest Account.
•

On each transfer date (3rd Friday of the month), approximately 1/12 of the net premium in the Guaranteed Interest Account (designated for DCA) will be transferred out of the Guaranteed Interest Account and into the current account allocations.

•

These transfers will continue monthly on the transfer date for twelve months from the effective date of each payment, unless you request to cancel the arrangement, or until the total value in the Guaranteed Interest Account (designated for DCA) is zero.

•	Rebalancing – Section C
-	Complete Section C to request a rebalance.
•	Select the rebalance box(s) to indicate your request.
•	Complete number one with the accounts and percentages you want to rebalance to.
•	Complete questions 1-4 for a systematic rebalance, or a change to an existing rebalance arrangement.

-	Information on how a rebalance works:
•	A rebalance will rebalance all of the accumulation value in the variable sub-accounts and guaranteed interest account only.
•	Accumulation value in the indexed accounts will not be included in the rebalance from accounts.
•	All available accounts (including the indexed accounts) can be requested in the to accounts of the rebalance.

•	Transfers – Section D
-	Complete Section D to request a transfer.
•	Select the transfer box(s) to indicate your request.
•	Complete questions 5-7 for a systematic transfer, or a change to an existing transfer arrangement.
•

Complete one chart under transfer allocations (8). There are separate charts for transfers from the variable sub-accounts and guaranteed interest account, and transfers from the indexed accounts. These must be requested separately.

-	Information on transfers from the indexed accounts:
•	Transfers from fixed indexed accounts will always affect all segments within that fixed indexed account.
•	The value in each indexed segment will be transferred on the segment term date.

See your prospectus for more information regarding allocations, fixed and variable loan interest rates, fixed indexed accounts, rebalance and transfers. If you purchased the No Lapse Guarantee Agreement and such agreement is in force, we reserve the right to restrict the allocation for transfers, rebalancing, and additional premiums to any one variable sub-account by the maximum variable sub-account percentage shown on the policy’s data pages. We reserve the right to waive and/or otherwise change the maximum variable sub-account percentage limitations. Please contact as us at 1-844-208-2412 to see if the maximum variable sub-account percentage limitation is currently being waived.

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.

F102169 10-2022	Page 1 of 11

Allocation Options for Variable Universal Life Survivor

☐ Policy number ☐ Census number	Insured name	Owner name
	Joint insured name	Date	Firm/rep code

This transaction was initiated by:  ☐  Policyowner    ☐  Financial professional

A.  Account Allocations

•	Select net premium allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.
•	Check one for monthly charge allocations:

☐ Request to assess monthly charge allocations from specific accounts (indicate below).

☐ Request the same monthly charge allocations as the net premium selection.

☐ Request to cancel existing monthly charge allocations.

Account Options	Net Premium %	Monthly Charges %	Loan %
Guaranteed Interest Account
AB VPS Dynamic Asset Allocation - Class B
AB VPS International Value - Class A
American Century VP Disciplined Core Value Fund – Class I Shares
American Century VP Inflation Protection - Class I
American Funds IS Capital World Bond Fund - Class 1
American Funds IS Global Small Cap - Class 1
American Funds IS Growth - Class 1
American Funds IS Growth-Income - Class 1
American Funds IS International - Class 1
American Funds IS New World® - Class 1
American Funds IS U.S. Govt. Sec - Class 1
BlackRock International Index V.I. Fund - Class I Shares
BlackRock Small Cap Index V.I. Fund - Class I Shares
ClearBridge Variable Small Cap Growth - Class I
Delaware Ivy VIP Asset Strategy - Class II
Delaware Ivy VIP Core Equity - Class II
Delaware Ivy VIP Global Growth - Class II
Delaware Ivy VIP International Core Equity - Class II
Delaware Ivy VIP Mid Cap Growth - Class II
Delaware Ivy VIP Pathfinder Moderate-Mgd Vol - Class II
Delaware Ivy VIP Science & Technology - Class II
Delaware Ivy VIP Smid Cap Core - Class II
Fidelity® VIP Bond Index Portfolio - Initial Class Shares
Fidelity® VIP Equity-Income PortfolioSM - Initial Class
Fidelity® VIP Mid Cap Portfolio - Initial Class
Franklin Small Cap Value VIP Fund - Class 1
Invesco Oppenheimer V.I. International Growth Fund Series I Shares
Invesco V.I. American Value - Series I
Invesco V.I. Comstock - Series I
Invesco V.I. Main Street Small Cap Fund® Series I Shares
Janus Henderson VIT Balanced - Institutional Shares
Janus Henderson VIT Flexible Bond - Institutional Shares
Janus Henderson VIT Forty - Institutional Shares
Janus Henderson VIT Mid Cap Value - Institutional Shares
Janus Henderson VIT Overseas - Institutional Shares
MFS® VIT II International Intrinsic Value - Initial Class
MFS® VIT Mid Cap Growth - Initial Class
Morgan Stanley VIF Emerging Markets Equity - Class II

F102169 10-2022	Page 2 of 11

Account Options	Net Premium %	Monthly Charges %	Loan %
Morningstar Aggressive Growth ETF Asset Allocation - Class I
Morningstar Balanced ETF Asset Allocation - Class I
Morningstar Conservative ETF Asset Allocation - Class I
Morningstar Growth ETF Asset Allocation - Class I
Morningstar Income & Growth ETF Asset Allocation - Class I
Neuberger Berman AMT Sustainable Equity Portfolio - Class I
PIMCO VIT Global Diversified Allocation - Advisor Class
PIMCO VIT International Bond Portfolio - Advisor Class
PIMCO VIT Low Duration - Institutional Class
PIMCO VIT Total Return - Institutional Class
Putnam VT Growth Opportunities - Class IA
Putnam VT International Equity - Class IA
Putnam VT International Value Fund - Class IA Shares
Putnam VT Large Cap Value Fund - Class IA Shares
SFT Balanced Stabilization Fund
SFT Core Bond - Class 1
SFT Delaware IvySM Growth Fund
SFT Delaware IvySM Small Cap Growth Fund
SFT Equity Stabilization Fund
SFT Government Money Market
SFT Index 400 Mid-Cap - Class 1
SFT Index 500 - Class 1
SFT International Bond - Class 1
SFT Real Estate Securities - Class 1
SFT T. Rowe Price Value Fund
SFT Wellington Core Equity Fund - Class 1
T. Rowe Price Health Sciences Portfolio – II Class
TOPS® Managed Risk Flex ETF Portfolio
TOPS® Target Range™ Portfolio – Class S Shares
Vanguard® VIF Balanced Portfolio
Vanguard® VIF Capital Growth Portfolio
Vanguard® VIF Diversified Value Portfolio
Vanguard® VIF Equity Income Portfolio
Vanguard® VIF High Yield Bond Portfolio
Vanguard® VIF International Portfolio
Vanguard® VIF Short-Term Investment-Grade Portfolio
Vanguard® VIF Small Company Growth Portfolio
Vanguard® VIF Total Bond Market Index Portfolio
Vanguard® VIF Total Stock Market Index Portfolio

Indexed Account Options	Net Premium %	Monthly Charges %	Loan %
Index A: S&P 500®[1] 100% Participation
Index B: S&P 500®[1] 140% Participation
Index G: S&P 500 Low Volatility®[1] Index (1-year)

F102169 10-2022	Page 3 of 11

B.  Dollar Cost Averaging (DCA) of premium

☐  Dollar cost average initial premium. (Internal and external 1035 premium will also be dollar cost averaged)

☐  Dollar cost average one-time premium of $                                          (payment enclosed).

☐  Dollar cost average all future premiums. (Not available for monthly premium payment).

☐  Dollar cost average a portion of existing accumulation value. Enter transfer details below. Request amounts (%) to be      moved to the Guaranteed Interest Account for dollar cost averaging.

☐  Cancel my dollar cost averaging arrangement. (All future DCA transfers will be cancelled. Any value remaining in the

 Guaranteed Interest Account designated for DCA will remain in the Guaranteed Interest Account unless you request a   transfer or rebalance).

From	To

Account:	%	Guaranteed Interest Account for dollar cost averaging

Account:	%

Account:	%

Account:	%

Account:	%

Account:	%

Account:	%

Account:	%

1 The “S&P 500 Index” and “S&P 500 Low Volatility Index” are products of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and have been licensed for use by Minnesota Life Insurance Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Minnesota Life Insurance Company (“Minnesota Life’). The Indexed Universal Life Insurance Policy Series (“the Policies”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Policies or any member of the public regarding the advisability of investing in securities generally or in the Policies particularly or the ability of the S&P 500 Index or S&P 500 Low Volatility Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices only relationship to Minnesota Life with respect to the S&P 500 Index and S&P 500 Low Volatility Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index and S&P 500 Low Volatility Index are determined, composed and calculated by S&P Dow Jones Indices without regard to Minnesota Life or the Policies. S&P Dow Jones Indices has no obligation to take the needs of Minnesota Life or the owners of the Policies into consideration in determining, composing or calculating the S&P 500 Index or S&P 500 Low Volatility Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Policies or the timing of the issuance or sale of the Policies or in the determination or calculation of the equation by which the Policies are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Policies. There is no assurance that investment products based on the S&P 500 Index or the S&P 500 Low Volatility Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX, S&P 500 LOW VOLATILITY INDEX, OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MINNESOTA LIFE, OWNERS OF THE POLICIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX, S&P 500 LOW VOLATILITY INDEX, OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MINNESOTA LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

F102169 10-2022	Page 4 of 11

Allocation Options for Variable Universal Life Survivor

☐ Policy number ☐ Census number	Insured name	Owner name
	Joint insured name	Date	Firm/rep code

This transaction was initiated by:  ☐  Policyowner    ☐  Financial professional

C.  Rebalance

I elect to (check all that apply):

(Rebalances are not available from Indexed Accounts for all products.)

☐  One-time rebalance of variable sub-accounts and guaranteed interest account accumulation value (complete 1 below)

☐  One-time rebalance of variable sub-accounts and guaranteed interest account accumulation value to new premium   allocations in Section A

☐  Start a systematic rebalance (complete 1, 2, 3, 4 below)

☐  Change allocations of a systematic rebalance (complete 1 below)

☐  Change the frequency of a systematic rebalance (complete 2, 4 below)

☐  Change the systematic rebalance date (complete 2, 3 below)

☐  Cancel the systematic rebalance

Rebalance will default to original allocation (option not available if indexed accounts are included in original allocation). If no, complete the table below and if needed use the additional information page at the end of this document for additional accounts.	☐ Yes ☐ No

1. From	To
ALL accumulation value from variable sub-accounts and guaranteed interest account.	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
Total 100%

Complete the appropriate sections below for the requested transaction above

2.  Start/Change

     ☐ Start on                      month                         year

     ☐ Change on                      month                         year

3.  Day

                          (options 1-28)

4.  Frequency (The rebalance must be set up for a monthly or quarterly frequency)

     ☐  Monthly    ☐  Quarterly    ☐  Semi-annual    ☐  Annual

D.  Transfer

I elect to (check all that apply)

(Systematic transfers are not available from Indexed Accounts)

☐  One-time transfer of accumulation value (complete 8)

☐  Start a systematic transfer (complete 5, 6, 7, 8)

☐  Change allocations of a systematic transfer (complete 5, 8)

☐  Change the frequency of a systematic transfer (complete 5, 7)

☐  Change the systematic transfer date (complete 5, 6)

☐  Cancel the systematic transfer (complete 5)

Complete the appropriate sections below for the requested transaction above

5.  Start/Change/End

     ☐ Start on                      month                         year

     ☐ Change on                      month                         year

     ☐ End on                      month                         year

F102169 10-2022	Page 5 of 11

6.  Day

                          (options 1-28)

7.  Frequency

     ☐  Monthly    ☐  Quarterly    ☐  Semi-annual    ☐  Annual

8.  Transfer Allocations

•	To transfer from indexed accounts use the applicable from indexed accounts chart.
	-	If moving from any indexed accounts both the from accounts and to accounts need to be in whole percentages.
•	To transfer from variable sub-accounts and guaranteed interest account use the applicable from variable sub-accounts and guaranteed interest account chart.
	-	When using dollar amounts from accounts and to accounts must match. Dollar amounts must be in whole dollars.
•	Transfer or systematic transfer amounts indicated must all be in % or all in $.
•	Percentages must be in increments of 1%; minimum is 1%. The to accounts must total 100%.

Indexed Allocation Options	Percentage

Index A: S&P 500®[1] 100% Participation	%

Index B: S&P 500®[1] 140% Participation	%

Index G: S&P 500 Low Volatility®[1] Index (1-year)%

To

Account Options	Percentage

Guaranteed Interest Account	%

AB VPS Dynamic Asset Allocation - Class B	%

AB VPS International Value - Class A	%

American Century VP Disciplined Core Value Fund – Class I Shares	%

American Century VP Inflation Protection - Class I	%

American Funds IS Capital World Bond Fund - Class 1%

American Funds IS Global Small Cap - Class 1%

American Funds IS Growth - Class 1%

American Funds IS Growth-Income - Class 1%

American Funds IS International - Class 1%

American Funds IS New World® - Class 1%

American Funds IS U.S. Govt. Sec - Class 1%

BlackRock International Index V.I. Fund - Class I Shares	%

BlackRock Small Cap Index V.I. Fund - Class I Shares	%

ClearBridge Variable Small Cap Growth - Class I	%

Delaware Ivy VIP Asset Strategy - Class II	%

Delaware Ivy VIP Core Equity - Class II	%

Delaware Ivy VIP Global Growth - Class II	%

Delaware Ivy VIP International Core Equity - Class II	%

Delaware Ivy VIP Mid Cap Growth - Class II	%

Delaware Ivy VIP Pathfinder Moderate-Mgd Vol - Class II	%

Delaware Ivy VIP Science & Technology - Class II	%

Delaware Ivy VIP Smid Cap Core - Class II	%

Fidelity® VIP Bond Index Portfolio - Initial Class Shares	%

Fidelity® VIP Equity-Income PortfolioSM - Initial Class	%

Fidelity® VIP Mid Cap Portfolio - Initial Class	%

Franklin Small Cap Value VIP Fund - Class 1%

Invesco Oppenheimer V.I. International Growth Fund Series I Shares	%

Invesco V.I. American Value - Series I	%

Invesco V.I. Comstock - Series I	%

Invesco V.I. Main Street Small Cap Fund® Series I Shares	%

Janus Henderson VIT Balanced - Institutional Shares	%

Janus Henderson VIT Flexible Bond - Institutional Shares	%

F102169 10-2022	Page 6 of 11

To (continued)

Account Options	Percentage

Janus Henderson VIT Forty - Institutional Shares	%

Janus Henderson VIT Mid Cap Value - Institutional Shares	%

Janus Henderson VIT Overseas - Institutional Shares	%

MFS® VIT II International Intrinsic Value - Initial Class	%

MFS® VIT Mid Cap Growth - Initial Class	%

Morgan Stanley VIF Emerging Markets Equity - Class II	%

Morningstar Aggressive Growth ETF Asset Allocation - Class I	%

Morningstar Balanced ETF Asset Allocation - Class I	%

Morningstar Conservative ETF Asset Allocation - Class I	%

Morningstar Growth ETF Asset Allocation - Class I	%

Morningstar Income & Growth ETF Asset Allocation - Class I	%

Neuberger Berman AMT Sustainable Equity Portfolio - Class I	%

PIMCO VIT Global Diversified Allocation - Advisor Class	%

PIMCO VIT International Bond Portfolio - Advisor Class	%

PIMCO VIT Low Duration - Institutional Class	%

PIMCO VIT Total Return - Institutional Class	%

Putnam VT Growth Opportunities - Class IA	%

Putnam VT International Equity - Class IA	%

Putnam VT International Value Fund - Class IA Shares	%

Putnam VT Large Cap Value Fund - Class IA Shares	%

SFT Balanced Stabilization Fund	%

SFT Core Bond - Class 1%

SFT Delaware IvySM Growth Fund	%

SFT Delaware IvySM Small Cap Growth Fund	%

SFT Equity Stabilization Fund	%

SFT Government Money Market	%

SFT Index 400 Mid-Cap - Class 1%

SFT Index 500 - Class 1%

SFT International Bond - Class 1%

SFT Real Estate Securities - Class 1%

SFT T. Rowe Price Value Fund	%

SFT Wellington Core Equity Fund - Class 1%

T. Rowe Price Health Sciences Portfolio – II Class	%

TOPS® Managed Risk Flex ETF Portfolio	%

TOPS® Target Range™ Portfolio – Class S Shares	%

Vanguard® VIF Balanced Portfolio	%

Vanguard® VIF Capital Growth Portfolio	%

Vanguard® VIF Diversified Value Portfolio	%

Vanguard® VIF Equity Income Portfolio	%

Vanguard® VIF High Yield Bond Portfolio	%

Vanguard® VIF International Portfolio	%

Vanguard® VIF Short-Term Investment-Grade Portfolio	%

Vanguard® VIF Small Company Growth Portfolio	%

Vanguard® VIF Total Bond Market Index Portfolio	%

Vanguard® VIF Total Stock Market Index Portfolio	%

Indexed Allocation Options	Percentage

Index A: S&P 500®[1] 100% Participation	%

Index B: S&P 500®[1] 140% Participation	%

Index G: S&P 500 Low Volatility®[1] Index (1-year)%
Total 100%

F102169 10-2022	Page 7 of 11

From variable sub-accounts and Guaranteed Interest Account

Account Options	Percentage	Dollar Amount

Guaranteed Interest Account	%	$

AB VPS Dynamic Asset Allocation - Class B	%	$

AB VPS International Value - Class A	%	$

American Century VP Disciplined Core Value Fund – Class I Shares	%	$

American Century VP Inflation Protection - Class I	%	$

American Funds IS Capital World Bond Fund - Class 1%		$

American Funds IS Global Small Cap - Class 1%		$

American Funds IS Growth - Class 1%		$

American Funds IS Growth-Income - Class 1%		$

American Funds IS International - Class 1%		$

American Funds IS New World® - Class 1%		$

American Funds IS U.S. Govt. Sec - Class 1%		$

BlackRock International Index V.I. Fund - Class I Shares	%	$

BlackRock Small Cap Index V.I. Fund - Class I Shares	%	$

ClearBridge Variable Small Cap Growth - Class I	%	$

Delaware Ivy VIP Asset Strategy - Class II	%	$

Delaware Ivy VIP Core Equity - Class II	%	$

Delaware Ivy VIP Global Growth - Class II	%	$

Delaware Ivy VIP International Core Equity - Class II	%	$

Delaware Ivy VIP Mid Cap Growth - Class II	%	$

Delaware Ivy VIP Pathfinder Moderate-Mgd Vol - Class II	%	$

Delaware Ivy VIP Science & Technology - Class II	%	$

Delaware Ivy VIP Smid Cap Core - Class II	%	$

Fidelity® VIP Bond Index Portfolio - Initial Class Shares	%	$

Fidelity® VIP Equity-Income PortfolioSM - Initial Class	%	$

Fidelity® VIP Mid Cap Portfolio - Initial Class	%	$

Franklin Small Cap Value VIP Fund - Class 1%		$

Invesco Oppenheimer V.I. International Growth Fund Series I Shares	%	$

Invesco V.I. American Value - Series I	%	$

Invesco V.I. Comstock - Series I	%	$

Invesco V.I. Main Street Small Cap Fund® Series I Shares	%	$

Janus Henderson VIT Balanced - Institutional Shares	%	$

Janus Henderson VIT Flexible Bond - Institutional Shares	%	$

Janus Henderson VIT Forty - Institutional Shares	%	$

Janus Henderson VIT Mid Cap Value - Institutional Shares	%	$

Janus Henderson VIT Overseas - Institutional Shares	%	$

MFS® VIT II International Intrinsic Value - Initial Class	%	$

MFS® VIT Mid Cap Growth - Initial Class	%	$

Morgan Stanley VIF Emerging Markets Equity - Class II	%	$

Morningstar Aggressive Growth ETF Asset Allocation - Class I	%	$

Morningstar Balanced ETF Asset Allocation - Class I	%	$

Morningstar Conservative ETF Asset Allocation - Class I	%	$

Morningstar Growth ETF Asset Allocation - Class I	%	$

Morningstar Income & Growth ETF Asset Allocation - Class I	%	$

Neuberger Berman AMT Sustainable Equity Portfolio - Class I	%	$

PIMCO VIT Global Diversified Allocation - Advisor Class	%	$

PIMCO VIT International Bond Portfolio - Advisor Class	%	$

PIMCO VIT Low Duration - Institutional Class	%	$

PIMCO VIT Total Return - Institutional Class	%	$

Putnam VT Growth Opportunities - Class IA	%	$

Putnam VT International Equity - Class IA	%	$

Putnam VT International Value Fund - Class IA Shares	%	$

Putnam VT Large Cap Value Fund - Class IA Shares	%	$

SFT Balanced Stabilization Fund	%	$

F102169 10-2022	Page 8 of 11

From variable sub-accounts and Guaranteed Interest Account (continued)

Account Options	Percentage	Dollar Amount

SFT Core Bond - Class 1%		$

SFT Delaware IvySM Growth Fund	%	$

SFT Delaware IvySM Small Cap Growth Fund	%	$

SFT Equity Stabilization Fund	%	$

SFT Government Money Market	%	$

SFT Index 400 Mid-Cap - Class 1%		$

SFT Index 500 - Class 1%		$

SFT International Bond - Class 1%		$

SFT Real Estate Securities - Class 1%		$

SFT T. Rowe Price Value Fund	%	$

SFT Wellington Core Equity Fund - Class 1%		$

T. Rowe Price Health Sciences Portfolio – II Class	%	$

TOPS® Managed Risk Flex ETF Portfolio	%	$

TOPS® Target Range™ Portfolio – Class S Shares	%	$

Vanguard® VIF Balanced Portfolio	%	$

Vanguard® VIF Capital Growth Portfolio	%	$

Vanguard® VIF Diversified Value Portfolio	%	$

Vanguard® VIF Equity Income Portfolio	%	$

Vanguard® VIF High Yield Bond Portfolio	%	$

Vanguard® VIF International Portfolio	%	$

Vanguard® VIF Short-Term Investment-Grade Portfolio	%	$

Vanguard® VIF Small Company Growth Portfolio	%	$

Vanguard® VIF Total Bond Market Index Portfolio	%	$

Vanguard® VIF Total Stock Market Index Portfolio	%	$

To

Account Options	Percentage	Dollar Amount

Guaranteed Interest Account	%	$

AB VPS Dynamic Asset Allocation - Class B	%	$

AB VPS International Value - Class A	%	$

American Century VP Disciplined Core Value Fund – Class I Shares	%	$

American Century VP Inflation Protection - Class I	%	$

American Funds IS Capital World Bond Fund - Class 1%		$

American Funds IS Global Small Cap - Class 1%		$

American Funds IS Growth - Class 1%		$

American Funds IS Growth-Income - Class 1%		$

American Funds IS International - Class 1%		$

American Funds IS New World® - Class 1%		$

American Funds IS U.S. Govt. Sec - Class 1%		$

BlackRock International Index V.I. Fund - Class I Shares	%	$

BlackRock Small Cap Index V.I. Fund - Class I Shares	%	$

ClearBridge Variable Small Cap Growth - Class I	%	$

Delaware Ivy VIP Asset Strategy - Class II	%	$

Delaware Ivy VIP Core Equity - Class II	%	$

Delaware Ivy VIP Global Growth - Class II	%	$

Delaware Ivy VIP International Core Equity - Class II	%	$

Delaware Ivy VIP Mid Cap Growth - Class II	%	$

Delaware Ivy VIP Pathfinder Moderate-Mgd Vol - Class II	%	$

Delaware Ivy VIP Science & Technology - Class II	%	$

Delaware Ivy VIP Smid Cap Core - Class II	%	$

Fidelity® VIP Bond Index Portfolio - Initial Class Shares	%	$

Fidelity® VIP Equity-Income PortfolioSM - Initial Class	%	$

Fidelity® VIP Mid Cap Portfolio - Initial Class	%	$

Franklin Small Cap Value VIP Fund - Class 1%		$

F102169 10-2022	Page 9 of 11

To (continued)

Account Options	Percentage	Dollar Amount

Invesco Oppenheimer V.I. International Growth Fund Series I Shares	%	$

Invesco V.I. American Value - Series I	%	$

Invesco V.I. Comstock - Series I	%	$

Invesco V.I. Main Street Small Cap Fund® Series I Shares	%	$

Janus Henderson VIT Balanced - Institutional Shares	%	$

Janus Henderson VIT Flexible Bond - Institutional Shares	%	$

Janus Henderson VIT Forty - Institutional Shares	%	$

Janus Henderson VIT Mid Cap Value - Institutional Shares	%	$

Janus Henderson VIT Overseas - Institutional Shares	%	$

MFS® VIT II International Intrinsic Value - Initial Class	%	$

MFS® VIT Mid Cap Growth - Initial Class	%	$

Morgan Stanley VIF Emerging Markets Equity - Class II	%	$

Morningstar Aggressive Growth ETF Asset Allocation - Class I	%	$

Morningstar Balanced ETF Asset Allocation - Class I	%	$

Morningstar Conservative ETF Asset Allocation - Class I	%	$

Morningstar Growth ETF Asset Allocation - Class I	%	$

Morningstar Income & Growth ETF Asset Allocation - Class I	%	$

Neuberger Berman AMT Sustainable Equity Portfolio - Class	%	$

PIMCO VIT Global Diversified Allocation - Advisor Class	%	$

PIMCO VIT International Bond Portfolio - Advisor Class	%	$

PIMCO VIT Low Duration - Institutional Class	%	$

PIMCO VIT Total Return - Institutional Class	%	$

Putnam VT Growth Opportunities - Class IA	%	$

Putnam VT International Equity - Class IA	%	$

Putnam VT International Value Fund - Class IA Shares	%	$

Putnam VT Large Cap Value Fund - Class IA Shares	%	$

SFT Balanced Stabilization Fund	%	$

SFT Core Bond - Class 1%		$

SFT Delaware IvySM Growth Fund	%	$

SFT Delaware IvySM Small Cap Growth Fund	%	$

SFT Equity Stabilization Fund	%	$

SFT Government Money Market	%	$

SFT Index 400 Mid-Cap - Class 1%		$

SFT Index 500 - Class 1%		$

SFT International Bond - Class 1%		$

SFT Real Estate Securities - Class 1%		$

SFT T. Rowe Price Value Fund	%	$

SFT Wellington Core Equity Fund - Class 1%		$

T. Rowe Price Health Sciences Portfolio – II Class	%	$

TOPS® Managed Risk Flex ETF Portfolio	%	$

TOPS® Target Range™ Portfolio – Class S Shares	%	$

Vanguard® VIF Balanced Portfolio	%	$

Vanguard® VIF Capital Growth Portfolio	%	$

Vanguard® VIF Diversified Value Portfolio	%	$

Vanguard® VIF Equity Income Portfolio	%	$

Vanguard® VIF High Yield Bond Portfolio	%	$

Vanguard® VIF International Portfolio	%	$

Vanguard® VIF Short-Term Investment-Grade Portfolio	%	$

Vanguard® VIF Small Company Growth Portfolio	%	$

Vanguard® VIF Total Bond Market Index Portfolio	%	$

Vanguard® VIF Total Stock Market Index Portfolio	%	$

F102169 10-2022	Page 10 of 11

Indexed Allocation Options	Percentage	Dollar Amount

Index A: S&P 500®1 100% Participation	%	$

Index B: S&P 500®1 140% Participation	%	$

Index G: S&P 500 Low Volatility®1 Index (1-year)%		$

Additional Information

From	To

ALL Accumulation Value from variable sub- accounts and guaranteed interest account.	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%

Total 100%

F102169 10-2022	Page 11 of 11